Exhibit (a)(22)

HARDING, LOEVNER FUNDS, INC.

ARTICLES SUPPLEMENTARY

Harding, Loevner Funds, Inc., a Maryland corporation (the “Corporation”) registered as an open-end management investment company under the Investment Company Act of 1940, as amended, does hereby certify to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Board of Directors pursuant to authority granted in Article FIFTH of the charter of the Corporation (the “Charter”) and pursuant to Sections 2-105, 2-208 and 2-408 of the Maryland General Corporation Law, at a meeting duly convened and held on June 10, 2022, adopted resolutions to amend the Corporation’s Charter in order to increase the total number of shares of common stock of all classes which the Corporation is authorized to issue (the “Common Stock”), to eight billion, three hundred million (8,300,000,000), with a par value of one tenth of one cent ($.001) per share (aggregate par value $8,300,000), as described in paragraph THIRD below effective upon filing of these Articles Supplementary.

SECOND: Immediately prior to the filing of these Articles Supplementary, the total number of seven billion, eight hundred million (7,800,000,000) shares of Common Stock which the Corporation is authorized to issue, par value of $0.001 per share (aggregate par value $7,800,000), were classified and designated as set forth below:

Name of Class and Sub-Class	Number of Shares

International Equity Portfolio
Institutional Sub-Class	700,000,000
Investor Sub-Class	100,000,000
Institutional Class Z Sub-Class	300,000,000

Global Equity Portfolio
Advisor Sub-Class	400,000,000
Institutional Sub-Class	500,000,000
Institutional Class Z Sub-Class	200,000,000

Emerging Markets Portfolio
Advisor Sub-Class	500,000,000

International Small Companies Portfolio
Institutional Sub-Class	500,000,000
Investor Sub-Class	400,000,000

Institutional Emerging Markets Portfolio
Institutional Class Sub-Class	500,000,000
Institutional Class Z Sub-Class	500,000,000

Frontier Emerging Markets Portfolio
Institutional Class I Sub-Class	400,000,000
Institutional Class II Sub-Class	200,000,000
Investor Sub-Class	400,000,000

International Equity Research Portfolio
Institutional Sub-Class	400,000,000

Emerging Markets Research Portfolio
Institutional Sub-Class	400,000,000

Global Equity Research Portfolio
Institutional Sub-Class	400,000,000

Chinese Equity Portfolio
Institutional Sub-Class	500,000,000

Emerging Markets ex China Portfolio
Institutional Sub-Class	500,000,000

THIRD: Immediately subsequent to the filing of these Articles Supplementary, the total eight billion, three hundred million (8,300,000,000) shares of Common Stock which the Corporation is authorized to issue, par value of $0.001 per share (aggregate par value $8,300,000), are classified and designated as set forth below:

Name of Class and Sub-Class	Number of Shares

International Equity Portfolio
Institutional Sub-Class	700,000,000
Investor Sub-Class	100,000,000
Institutional Class Z Sub-Class	300,000,000

Global Equity Portfolio
Advisor Sub-Class	400,000,000
Institutional Sub-Class	500,000,000
Institutional Class Z Sub-Class	200,000,000

Emerging Markets Portfolio
Advisor Sub-Class	500,000,000

International Small Companies Portfolio
Institutional Sub-Class	500,000,000
Investor Sub-Class	400,000,000

Institutional Emerging Markets Portfolio
Institutional Class Sub-Class	500,000,000
Institutional Class Z Sub-Class	500,000,000

Frontier Emerging Markets Portfolio
Institutional Class I Sub-Class	400,000,000
Institutional Class II Sub-Class	200,000,000
Investor Sub-Class	400,000,000

International Equity Research Portfolio
Institutional Sub-Class	400,000,000

Emerging Markets Research Portfolio
Institutional Sub-Class	400,000,000

Global Equity Research Portfolio
Institutional Sub-Class	400,000,000

Chinese Equity Portfolio
Institutional Sub-Class	500,000,000

Emerging Markets ex China Portfolio
Institutional Sub-Class	500,000,000

International Developed Markets Equity Portfolio
Institutional Sub-Class	500,000,000

FOURTH: The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the class and sub-classes of shares of Common Stock designated and classified pursuant to these Articles Supplementary shall be as set forth in the Charter and shall be subject to all provisions of the Charter relating to shares of the Corporation generally, including those set forth in Article FIFTH of the Charter.

FIFTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

SIXTH: The undersigned President acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its President and attested to by its Assistant Secretary on this 7th day of July, 2022.

ATTEST:	HARDING, LOEVNER FUNDS, INC.

/s/ Brian Simon	By:	/s/ Richard T. Reiter
Brian Simon		Richard T. Reiter
Assistant Secretary		President